UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2006, The Allied Defense Group, Inc. ("Allied") entered into a Securities Purchase Agreement (the "Purchase Agreement") with the purchasers named therein (the "Purchasers") for the private placement of senior subordinated convertible notes (the "Initial Notes") in the principal amount of $30 million and related warrants (the "Warrants") to purchase common stock of Allied (the "Transactions"). In connection with the Transactions, Allied entered into a Registration Rights Agreement with the Purchasers.

On February 26, 2007, March 20, 2007, and March 26, 2007, Allied filed Current Reports on Form 8-K announcing the receipt of letters from the Purchasers asserting the existence of an event of default under the Initial Notes. In addition, one of the Purchasers filed suit against Allied based on the alleged default.

On June 19, 2007, Allied and each Purchaser entered into an Amended and Restated Securities Purchase Agreement (the "Amendment Agreement") to refinance the terms of the original transaction and providing for the issuance of additional convertible notes totaling up to $15 million. Pursuant to the Amendment Agreement, each Purchaser agreed to withdraw the purported default notice, if any, delivered by such Purchaser and to dismiss the lawsuit. In addition, Allied and each Purchaser entered into a mutual release.

Specifically, Allied has agreed to:

(a) exchange the Initial Notes for 1,288,000 shares of its common stock (the "Shares") and approximately $27.1 million of Senior Secured Convertible Notes (the "Amended Notes"); and

(b) sell to the Investors additional Senior Secured Convertible Notes in the aggregate original principal amount of up to $15,000,000 (the "New Notes").

The Amended Notes and the New Notes will carry an 8.95% coupon, payable quarterly, and convertible into shares of Allied common stock at a price of $9.35 per share.

This transaction is subject to various closing conditions, including approval of the American Stock Exchange, and is expected to close within five (5) business days.

The exchange of the Initial Notes for the Amended Notes and the Shares will be exempt from the registration provisions of the Securities Act under Section 3(a)(9) of the Securities Act and the issuance of the New Notes will be exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act. Allied has agreed to register the resale of the shares of common stock issuable to the investors upon conversion of the Amended Notes and the New Notes as well as the issuance of shares of our common stock in satisfaction of the interest obligations thereunder.

The Amended Notes and the New Notes are referred to collectively herein as the "Notes". The Notes will bear interest at the rate of 8.95% per year, payable quarterly in arrears. The Notes mature three (3) years after the date of issuance, subject to the right of the Purchasers to demand repayment eighteen (18) months after closing.

The Purchasers can choose to convert all or a portion of the principal amount outstanding under the Notes into shares of our common stock at any time before maturity. The Notes will be convertible into common stock at a fixed conversion price equal to the closing bid price on June 19, 2007 ($9.35). Upon certain conversions of the Notes prior to the third anniversary of the closing, the Purchasers will also be entitled to receive three (3) full years of interest, less any interest payments received to date.

On June 20, 2007, Allied issued a press release announcing the execution of the Amendment Agreement. A copy of this press release is filed as an exhibit to this report and is incorporated in this report by reference.

The foregoing description of the Amendment Agreement is qualified by reference to the full text thereof attached as an Exhibit to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The issuance of the Shares, the Amended Notes, and the New Notes will be exempt from registration pursuant to Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amended and Restated Securities Purchase Agreement, dated as of June 19, 2007, between The Allied Defense Group, Inc. and the Purchasers.

Exhibit 10.2 Form of Notes.

Exhibit 10.3 Form of Amended and Restated Registration Rights Agreement.

Exhibit 99.1 Press Release, dated as of June 20, 2007.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

June 20, 2007	By:	Monte L. Pickens

Name: Monte L. Pickens
Title: Chief Operating Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Securities Purchase Agreement, dated as of June 19, 2007
10.2	Form of Notes
10.3	Form of Amended and Restated Registration Rights Agreement
99.1	Press Release, dated as of June 20, 2007